UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/28/2005

WARREN RESOURCES, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-33275

MD	11-3024080
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

489 Fifth Avenue, 32nd Floor, New York, NY 10017
(Address of Principal Executive Offices, Including Zip Code)

(212) 697-9660
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

To the extent that information reported under Item 7.01 is required to be disclosed under Item 2.02, it is hereby incorporated by reference.

Item 7.01.    Regulation FD Disclosure

UPDATE ON CONVERTIBLE PREFERRED STOCK CONVERSIONS

Warren Resources, Inc. (NASDAQ: WRES) ("Warren" or the "Company") reports that as of June 30, 2005, holders of 5,085,689 shares of its 8% convertible preferred stock, out of the 6,560,809 outstanding preferred shares at December 31, 2004, have converted into common stock on a one-for-one share basis, and 1,475,120 shares of convertible preferred stock remain outstanding as of June 30, 2005. For the remaining outstanding shares of convertible preferred stock, approximately 645,000 shares can be converted into common shares on a one-for-one basis until December 16, 2005. Otherwise, all remaining preferred shares are convertible into common shares on a one share of preferred to 0.75 share of common basis until June 30, 2006, and beginning on July 1, 2006 and thereafter all 1,475,120 shares are convertible into common shares on a one share of preferred to 0.50 share of common basis.

COMPLETION OF REDEMPTION OF ALL OUTSTANDING 2010 BONDS

The Company also reports that it has fully redeemed its 13.02% Sinking Fund Convertible Bonds due December 31, 2010 ("2010 Bonds"), which had an outstanding principal balance of $12.8 million when the 2010 Bonds were called for redemption on April 28, 2005.

As of June 30, 2005, holders of $10.0 million of the 2010 Bonds elected to convert their bonds into the Company's common stock on or before the redemption date, and holders of the remaining $2.8 million of the 2010 Bonds received a cash redemption of their bonds, at the regular redemption price of 110% of the principal amount thereof ($1,100.00 per $1,000.00) plus accrued interest to the redemption date of June 29, 2005. All interest on Bonds called for redemption ceased to accrue on and after the redemption date of June 29, 2005. When the 2010 Bonds were redeemed on June 29, 2005, U.S. Treasury securities having a current fair market value of $5.9 million that were held in escrow to secure repayment of the 2010 Bonds were released to the Company.

As a result of the 2010 Bond redemption, at June 30, 2005, the Company has reduced its long term debt from $30.2 million to $17.1 million. At June 30, 2005, there are still U.S. Treasury securities having a fair market value of $6.8 million being held in escrow to secure repayment of these remaining bonds outstanding.

Giving effect to the forgoing, the Company had 41,928,774 shares of common stock outstanding at June 30, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

WARREN RESOURCES, INC

Date: July 28, 2005.	By:	/s/ Norman F. Swanton
Norman F. Swanton
Chairman and Chief Executive Officer